UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2006

VIACOM INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32686	20-3515052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway, New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 258-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events.

On December 6, 2006, Viacom Inc. (the "Company") entered into an underwriting agreement (the "Underwriting Agreement") with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC, as representatives of the underwriters named in Schedule 1 thereto (collectively, the "Underwriters"), with respect to the Company’s issuance and sale of $750,000,000 aggregate principal amount of 6.85% Senior Notes due 2055 (the "Senior Notes"). The offering is being made pursuant to the Company's effective registration statement on Form S-3 (Registration Statement No. 333-139086) previously filed with the Securities and Exchange Commission. The Underwriting Agreement is filed as Exhibit 1.1 to this Report, and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.	The following exhibits are filed as part of this Report on Form 8-K:

Exhibit No.	Description of Exhibit
1.1

Underwriting Agreement, dated December 6, 2006 among Viacom Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC, as representatives of the underwriters named in Schedule 1 thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIACOM INC.

By:	/s/ Michael D. Fricklas
	Name:	Michael D. Fricklas
	Title:	Executive Vice President, General Counsel and Secretary

Date: December 12, 2006

Exhibit Index

Exhibit No.	Description of Exhibit
1.1

Underwriting Agreement, dated December 6, 2006 among Viacom Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC, as representatives of the underwriters named in Schedule 1 thereto

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